                                                                         DRAFT
                                                           RATE CAP TRANSACTION CONFIRMATION
[GRAPHIC OMITTED]

DATE:                 February 24, 2006
TO:
                      RALI Series 2006-QA2 Trust,
                      acting through U.S. Bank National Association
                      not in its individual capacity but solely in its capacity as
                      Trustee for the benefit of the
                      RALI Series 2006-QA2 Trust ("Counterparty")
ADDRESS:              U.S. Bank NA 60 Livingston Avenue EP-MN-WS3D
                      St. Paul MN
                      55107 UNITED STATES
FAX:                  651-495-8090
ATTENTION:            Tammy Shultz-Fugh/ Michelle Moeller
FROM:                 Wachovia Bank, N.A. ("Wachovia")
REF. NO.              1362355, 1362356

Dear U.S. Bank National Association:

This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International
Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. For purposes of this Transaction, any capitalized and undefined terms contained herein (other than the capitalized terms the definitions of which are contained in the Definitions) shall have the meanings ascribed to them in the Terms capitalized but not defined herein shall have the meaning attributed to them in the Series Supplement dated as of February 1, 2006 to the standard terms of pooling and servicing agreement, dated as of February 1, 2006 among Residential Accredit Loans, Inc. as Depositor, Residential
Funding Corporation as Master  Servicer and U.S. Bank National Association as Trustee (collectively, the
"Pooling and Servicing Agreement"). This Confirmation shall supplement, form a part of, and be subject to an Agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by the International Swaps and Derivatives Association, Inc., as if we had executed an Agreement in such form
(but without any Schedule except for the election of the laws of the State of New York as the governing law and U.S. Dollars as the Termination Currency) on the date of this Transaction. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. The parties here agree and acknowledge that U.S. Bank
National Association is entering into this Transaction pursuant to direction received by it hereunder the
Pooling and Servicing Agreement.

1. The terms of the particular Transaction to which the Confirmation relates are as follows:
Transaction Type:                Rate Cap
Currency for Payments:           U.S. Dollars
Notional Amount:                 With respect to any Calculation Period, the lesser of:

                                 (i)   The Notional Amount as set forth in Exhibit I, which is attached hereto and incorporated by reference into this Confirmation, and
                                 (ii)  The aggregate Certificate Principal Balance of the Class I-A-1
                                 Certificates.

Term:
       Trade Date:               February 22, 2006
       Effective Date:           February 27, 2006
       Termination Date:         February 25, 2011, subject to the Following Business Day Convention.
Fixed Amount:

       Fixed Amount Payer:       Counterparty
       Fixed Amount:             USD 853,000.00
       Payment Date:             February 27, 2006
Floating Amount:
       Floating Rate Payer:      Wachovia
       Cap Rate:                 5.839%
       Period End Dates:         Monthly on the 25th of each month, commencing March 27, 2006, through and including the Termination Date.
       Payment Dates:            2 New York Banking Days before Period End Dates.
       Business Day Convention:  Following
       Business Day:             New York
       Floating Rate for initial
       Calculation Period:       Determined two London Banking Days prior to the Effective Date.
       Floating Rate Option:     USD-LIBOR-BBA
       Designated Maturity:      1 Month
       Spread:                   None
       Floating Rate Day Count
       Fraction:                 Actual/360
       Floating Rate determined: Two London Banking Days prior to each Reset Date.
       Reset Dates:              The first day of each Calculation Period.
       Compounding:              Inapplicable
       Rounding convention:      5 decimal places per the ISDA Definitions.
       Floating Rate Option:     USD-LIBOR-BBA, provided, however, the Relevant Rate for a Reset Date shall be determined on the day that is two London Banking Days preceding such Reset Date and if the Floating Rate Option for a Calculation Period
                                 is greater than 9.75% then the Floating Rate Option for such Calculation
                                 Period shall be deemed 9.75%

2. The additional provisions of this Confirmation are as follows:
Calculation Agent:               Wachovia
Payment Instructions:            Wachovia Bank, N.A.
                                 CIB Group, ABA 053000219
                                 Ref: Derivative Desk (Trade No: 1362355)
                                 Account #: 04659360006116
Wachovia Contacts:               Settlements and/or Rate Resets:
                                 Tel: (800) 249-3865
                                 Fax: (704) 383-9139

                                 Documentation :
                                 Tel: (704) 383-4599
                                 Fax: (704) 383-9139

                                 Collateral :
                                 Tel: (704) 383-9529

                                 Please quote transaction reference number.
Payments to Counterparty:        Account with: U.S. Bank National Association
                                 ABA #: 091000022
                                 Account #: 1731-0332-2058
                                 Reference: RALI 2006-QA2
                                 OBI: Josh Wilkening
                                 Ref. Account #: 793047000

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at fax number (704) 383-9139.

                              Very truly yours,
                              Wachovia Bank, N.A.

                              By:_____________DRAFT________________
                              Name:
                              Title:

                              sp: __

                              Ref. No. 1362355

Accepted and confirmed as of date first above written:
RALI SERIES 2006-QA2 TRUST
            By: U.S. Bank National Association
                  not in its individual capacity
                  but solely in its capacity as
                  Trustee for the benefit of the
                  RALI Series 2006-QA2 Trust

By:__________DRAFT___________________
Name:
Title:

                                               ATTACHMENT I
                                     Amortization Schedule for 1362355
              CALCULATION PERIOD                    USD NOTIONAL AMOUNT              USD NOTIONAL REDUCTION
    (from and including, to but excluding)                                               (at end of period)
27 Feb 06          to       27 Mar 06                    268,290,000.00                        6,844,533.11
27 Mar 06          to       25 Apr 06                    261,445,466.89                        6,681,755.03
25 Apr 06          to       25 May 06                    254,763,711.86                        6,522,843.29
25 May 06          to       26 Jun 06                    248,240,868.57                        6,367,706.13
26 Jun 06          to       25 Jul 06                    241,873,162.44                        6,216,253.90
25 Jul 06          to       25 Aug 06                    235,656,908.54                        6,068,399.16
25 Aug 06          to       25 Sep 06                    229,588,509.38                        5,924,056.46
25 Sep 06          to       25 Oct 06                    223,664,452.92                        5,783,142.46
25 Oct 06          to       27 Nov 06                    217,881,310.46                        5,645,575.73
27 Nov 06          to       26 Dec 06                    212,235,734.73                        5,511,276.80
26 Dec 06          to       25 Jan 07                    206,724,457.93                        5,380,168.10
25 Jan 07          to       26 Feb 07                    201,344,289.83                        5,252,173.86
26 Feb 07          to       26 Mar 07                    196,092,115.97                        5,127,220.17
26 Mar 07          to       25 Apr 07                    190,964,895.80                        5,005,234.80
25 Apr 07          to       25 May 07                    185,959,661.00                        4,886,147.30
25 May 07          to       25 Jun 07                    181,073,513.70                        4,769,888.84
25 Jun 07          to       25 Jul 07                    176,303,624.86                        4,656,392.28
25 Jul 07          to       27 Aug 07                    171,647,232.58                        4,545,591.99
27 Aug 07          to       25 Sep 07                    167,101,640.59                        4,437,424.00
25 Sep 07          to       25 Oct 07                    162,664,216.59                        4,331,825.77
25 Oct 07          to       26 Nov 07                    158,332,390.82                        4,228,736.30
26 Nov 07          to       26 Dec 07                    154,103,654.52                        4,128,096.00
26 Dec 07          to       25 Jan 08                    149,975,558.52                        4,029,846.72
25 Jan 08          to       25 Feb 08                    145,945,711.80                        3,933,931.70
25 Feb 08          to       25 Mar 08                    142,011,780.10                        3,840,295.48
25 Mar 08          to       25 Apr 08                    138,171,484.62                        3,748,883.95
25 Apr 08          to       27 May 08                    134,422,600.67                        3,659,644.31
27 May 08          to       25 Jun 08                    130,762,956.36                        3,572,524.93
25 Jun 08          to       25 Jul 08                    127,190,431.43                        3,569,525.66
25 Jul 08          to       25 Aug 08                    123,620,905.77                        3,290,847.76
25 Aug 08          to       25 Sep 08                    120,330,058.01                        3,479,216.46
25 Sep 08          to       27 Oct 08                    116,850,841.55                        3,787,964.89
27 Oct 08          to       25 Nov 08                    113,062,876.66                        4,104,244.93
25 Nov 08          to       26 Dec 08                    108,958,631.73                        6,196,058.52
26 Dec 08          to       26 Jan 09                    102,762,573.21                       11,238,876.71
26 Jan 09          to       25 Feb 09                     91,523,696.50                       10,162,729.83
25 Feb 09          to       25 Mar 09                     81,360,966.67                        1,937,863.02
25 Mar 09          to       27 Apr 09                     79,423,103.65                        1,891,762.01
27 Apr 09          to       26 May 09                     77,531,341.64                        1,846,756.71
26 May 09          to       25 Jun 09                     75,684,584.93                        1,802,821.09
25 Jun 09          to       27 Jul 09                     73,881,763.84                        1,856,360.17
27 Jul 09          to       25 Aug 09                     72,025,403.67                        1,715,773.60

             CALCULATION PERIOD                      USD NOTIONAL AMOUNT             USD NOTIONAL REDUCTION
   (from and including, to but excluding)
25 Aug 09          to        25 Sep 09                    70,309,630.07                        1,674,951.10
25 Sep 09          to        26 Oct 09                    68,634,678.97                        1,635,098.94
26 Oct 09          to        25 Nov 09                    66,999,580.03                        1,596,194.07

Dates subject to the Business Day Convention set forth in the Confirmation.

            CALCULATION PERIOD                     USD NOTIONAL AMOUNT               USD NOTIONAL REDUCTION
  (from and including, to but excluding)
25 Nov 09         to       28 Dec 09                     65,403,385.96                         1,558,214.00
28 Dec 09         to       25 Jan 10                     63,845,171.96                         1,521,136.75
25 Jan 10         to       25 Feb 10                     62,324,035.21                         1,484,940.87
25 Feb 10         to       25 Mar 10                     60,839,094.34                         1,449,605.45
25 Mar 10         to       26 Apr 10                     59,389,488.89                         1,415,110.04
26 Apr 10         to       25 May 10                     57,974,378.85                         1,417,214.54
25 May 10         to       25 Jun 10                     56,557,164.31                         1,347,712.29
25 Jun 10         to       26 Jul 10                     55,209,452.02                         1,521,769.47
26 Jul 10         to       25 Aug 10                     53,687,682.55                         1,371,962.46
25 Aug 10         to       27 Sep 10                     52,315,720.09                         1,378,326.16
27 Sep 10         to       25 Oct 10                     50,937,393.93                         1,531,632.36
25 Oct 10         to       26 Nov 10                     49,405,761.57                         4,122,052.33
26 Nov 10         to       27 Dec 10                     45,283,709.24                         8,734,500.30
27 Dec 10         to       25 Jan 11                     36,549,208.94                        27,113,639.39
25 Jan 11         to       25 Feb 11                      9,435,569.55                         9,435,569.55

Dates subject to the Business Day Convention set forth in the Confirmation.